UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 30, 2012
(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 SHAFFER PARKWAY, SUITE 5, LITTLETON, COLORADO 80127
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Results of Annual General Meeting of Shareholders

On April 30, 2012, Vista Gold Corp. (the “Company") held its annual general and special meeting of shareholders at Suite 1200, 200 Burrard Street, Vancouver, British Columbia, at 10:00 a.m. (Vancouver time). Shareholders representing 45,874,653 shares or 64.95% of the shares authorized to vote (70,632,330) were present in person or by proxy, representing a quorum for the purposes of the annual general and special meeting.  The shareholders approved the following:

Proposal #1 – Election of
Directors
The election of the Nominees to the Company’s Board to serve until the Company’s 2013 Annual Meeting of Shareholders or until successors are duly elected and qualified:
	For	Against	Withheld	Spoiled	Non Vote
Nicole Adshead-Bell	25,564,937	0	416,718	0	19,892,998
John M. Clark	19,809,070	0	6,192,585	0	19,872,998
Frederick H. Earnest	25,592,060	0	409,595	0	19,872,998
W. Durand Eppler	19,188,816	0	6,812,839	0	19,872,998
C. Thomas Ogrzylo	19,795,827	0	6,205,826	0	19,873,000
Michael B. Richings	24,778,240	0	1,223,415	0	19,872,998
Tracy A. Stevenson	25,435,406	0	566,249	0	19,872,998
Proposal #2 – Appointment of Auditors To ratify the appointment of the Company’s Independent Registered Public Accounting Firm for the 2012 fiscal year	For	Against	Withheld	Spoiled	Non Vote
	45,571,117	0	273,542	0	29,994
Proposal #3 – Approval of options under the Stock Option Plan To approve all unallocated stock options under the Company’s stock option plan	For	Against	Withheld	Spoiled	Non Vote
	22,348,841	2,613,051	1,619,763	0	19,292,998
Proposal #4 – Approval of awards under the Long Term Incentive Plan To approve all unallocated awards under the Company’s long term equity incentive plan	For	Against	Withheld	Spoiled	Non Vote
	22,585,298	2,451,868	944,489	0	19,892,998

All Nominees for election to the Company’s Board of Directors were elected to the Board of Directors and will serve until the Company’s 2013 annual meeting of shareholders or until successors are duly elected and qualified.  The proposal to ratify the appointment of the Company’s Independent Registered Public Accounting Firm for the 2012 fiscal year was approved. The proposals to approve all unallocated options under the Company’s Stock Option Plan and to approve all unallocated awards under the Company’s Long Term Incentive Plan were approved.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)

Dated: May 3, 2012	By: /s/Terri L. Eggert Terri L. Eggert Interim Chief Financial Officer